                                                                EXHIBIT 10.16(c)
                                                                ----------------



                                EKCO GROUP, INC.
                     1996 PERFORMANCE UNIT RIGHTS AWARD PLAN
                             FORM OF AWARD AGREEMENT
                             -----------------------
     This 1996 Performance Unit Rights Award Plan Award Agreement (hereinafter this "Award Agreement") is entered into as of December 4, 1996 (hereinafter the "Award Date") between Ekco Group, Inc., a Delaware corporation with a principal place of business located at 98 Spit Brook Road, Nashua, New Hampshire 03062 (hereinafter the "Company") and Robert Stein (hereinafter the "Employee"), an individual who resides at 30 Blood Road, Andover, Massachusetts 01810.

     The Company has adopted the 1996 Performance Unit Rights Award Plan (hereinafter the "Plan"). All capitalized terms used in this Award Agreement and not otherwise defined shall have the meanings given to them in the Plan.

     Pursuant to Section 3 of the Plan, the Employee has been designated as a Participant in the Plan. Pursuant to Section 4 of the Plan, the Company has granted Rights to the Employee upon the terms and conditions set forth herein, as required by the Plan.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Employee hereby agree to the terms and conditions set forth herein as required by the terms of the Plan:

     1. NUMBER OF RIGHTS AWARDED. This Award Agreement evidences the award by the Company to the Employee of [No. of Rights] Rights, effective as of the Award Date, and pursuant to Section 4 of the Plan.

     2. DESIGNATED PERIOD. Pursuant to Section 4 of the Plan, the Employee may exercise the Rights awarded under this Award Agreement at any time or times during a period of time commencing on the Award Date and ending on [Date of End of Period] (hereinafter the "Designated Period"). The Employee may exercise any or all of his Rights on any given day or days during the Designated Period and any such day or days shall be known as an Exercise Date. The amount of the award paid to the Employee on such Exercise Date by the Company shall be calculated pursuant to Section 3 of this Award Agreement and pursuant to the other applicable terms and conditions of this Award Agreement and the Plan. Immediately after the expiration of the Designated Period, all Rights hereunder which have not been exercised shall be forfeited, and the Employee (and his beneficiaries, if applicable) shall thereafter have no rights or entitlement with respect to such forfeited Rights.

     3.   VALUE OF THE RIGHT.

          (a) VALUE. Upon exercise of any Right on an Exercise Date, the Employee shall be entitled to payment by the Company of an amount equal to the appreciation in value of the

Right awarded hereunder, as determined according to paragraph (b) below, multiplied by the number of Rights exercised on the Exercise Date. The Employee shall receive payment upon exercise of the Right in cash, payable by wire transfer within three business days of the Exercise Date. In the event that the Company fails to pay the Employee such amount on a timely basis, the Company shall also pay the Employee (i) interest on overdue amounts at a rate per annum equal to the prime rate of interest as announced from time to time by Fleet Bank of Massachusetts, N. A. plus two (2) percentage points and (ii) Employee's costs of enforcement and collection, including reasonable attorneys fees and expenses.

          (b) FORMULA. The formula for determining the appreciation in value of the Right shall be as follows: (i) $[Dollar Amount] subtracted from (ii) the lesser of (A) the average value of the Company Common Stock over the ten (10) business days preceding any Exercise Date and (B) $[Dollar Amount]. The closing price of the Company Common Stock on the New York Stock Exchange for each of the ten (10) business days shall be the basis for determining the ten-day average value discussed above. If the Company Common Stock is not traded on the New York Stock Exchange, the closing price on the principal exchange on which the shares are traded shall be used, or, if no closing price is available, the basis for determining the value of the shares of the Company Common Stock shall be determined by the Committee, in its sole discretion.

     4. TAXES AND WITHHOLDING. The Employee agrees that to the extent applicable, the Employee shall be responsible for any and all federal, state or local taxes which may become due and owing in relation to the Rights awarded herein, and that the Company may withhold any federal, state or local taxes upon the exercise of the Rights, at such time and upon such terms and conditions as required by law.

     5. NO ASSIGNABILITY. Any rights arising hereunder shall not be transferable otherwise than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder); provided, however, that the Rights may be transferred to a member of the Employee's immediate family or to a trust or other entity for his or such family member's benefit.

     6. GENERAL TERMS. The Rights and this Award Agreement are subject to, and the Company and the Employee agree to be bound by, all applicable provisions of the Plan. Such provisions are incorporated herein by reference. The Employee acknowledges receipt of a copy of the Plan. In the event of a conflict between the terms of this Award Agreement and the Plan, the Plan shall be the controlling document.

     7.   OTHER PROVISIONS.

          (a) Neither the Employee nor any person entitled to exercise the Rights shall have any rights as a stockholder with respect to any Rights.

          (b) The Employee acknowledges that the Company has the right to terminate, modify, or amend the Plan at any time, but that no such termination, modification or amendment may, without the Employee's consent, adversely affect the rights of the Employee hereunder.

          (c) In the event that any provision of this Award Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Award Agreement.

          (d) The rights and obligations under this Award Agreement shall inure to the benefit of, and shall be binding upon, the Company, the Employee and the Employee's representatives and beneficiaries.

          (e) Any notices or communications under this Award Agreement or the Plan shall be given by delivering the same in hand or by depositing such notice or communication in the mail, certified or registered mail, return receipt requested, postage prepaid, as follows:

     To the Company:       EKCO GROUP, INC.
                           98 Spit Brook Rd.
                           Nashua, New Hampshire 03062
                           Attention: Chief Financial Officer

     To the Employee:      Mr. Robert Stein
                           30 Blood Road
                           Andover, Massachusetts 01810

or at such other address as either party may hereafter designate in writing to the other.

          (f) The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of New Hampshire.


               [THE BALANCE OF THE PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                 EKCO GROUP, INC.


                                                 By: ___________________________
                                                     Malcolm L. Sherman
                                                     Chief Executive Officer and
                                                       Chairman of the Board


Attest:


______________________
Secretary


                                                 _______________________
                                                 Robert Stein

                                   SCHEDULE TO
                    FORM OF AWARD AGREEMENT FOR ROBERT STEIN


          Robert Stein has five Award Agreements with the Company pursuant to the Company's 1996 Amended Performance Unit Rights Award Plan which are identical in form to the foregoing Form of Award Agreement except as to the number of Rights awarded, the designated period and the value thereof:

                    Date of          No. of      Designated        Average Pre-ward
Name                Award            Rights      Period            Date Value
----                -----            ------      ------            ----------
Robert Stein        12-04-96         200,000     12-04-96 to       $3.6875
                                                 09-08-98

Robert Stein        12-04-96         124,000     12-04-96 to       $3.5000
                                                 06-22-99

Robert Stein        12-04-96          69,000     12-04-96 to       $3.5000
                                                 12-01-99

Robert Stein        12-04-96          66,359     12-04-96 to       $5.9375
                                                 12-01-99

Robert Stein        12-04-96          66,359     12-04-96 to       $6.5000
                                                 12-01-99
